UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2025

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	27-1296318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 W. Broadway
Suite 1450
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	HMBL	OTC Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

 HUMBL, Inc. (the “Company”) entered into a Joint Venture Agreement with MultiCortex LLC (“MultiCortex”) on April 3, 2025 (the “JV Agreement”). MultiCortex is a Delaware limited liability company developing technology in the artificial intelligence space. Pursuant to the terms of the JV Agreement, the Company acquired a 51% interest in MultiCortex. In consideration for the purchase of the membership units in MultiCortex, the Company will pay to MultiCortex the lesser of 15% of the funds raised in any Regulation A+ offering conducted by the Company in the next year and $3,000,000, and the Company will issue $100,000 in common stock to each of the two founders of MultiCortex. In the event the Company does not pay $3,000,000 to MultiCortex, then the equity in MultiCortex will be reallocated based on the amounts funded. The amounts funded by the Company to MultiCortex will be used to expand MultiCortex’s suite of AI products. MultiCortex will become the second subsidiary of the Company as part of its new holding company strategy.

The foregoing description of the JV Agreement does not purport to be complete and is qualified in its entirety by reference to the JV Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Company entered into an Amendment to Asset Purchase Agreement with WSCG, Inc. (“WSCG”) and WSCG HUMBL, SPV on April 7, 2025 (“Amendment”). The Amendment was entered into in connection with that certain Asset Purchase Agreement among the parties dated December 2, 2024 (the “Asset Purchase Agreement”). Pursuant to a prior amendment to the Asset Purchase Agreement, the parties extended the date by which the Company must apply to FINRA to have its name changed from 60 days from closing to 120 days from closing. Pursuant to this Amendment, the parties agreed that the Company will have until June 30, 2025 to apply to FINRA to change the name of the Company from HUMBL, Inc. to HUMBL Ventures, Inc. The Amendment also granted the Company: (a) a limited right to use the HUMBL name and related trademarks in connection with the HUMBL Ventures, Inc. entity name; and (b) the right to continue using the “HMBL” ticker symbol until such time as WSCG decides it would like to acquire such ticker symbol in connection with a go-public transaction.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On April 8, 2025, the Company issued a press release regarding the JV Agreement, which is included as Exhibit 99.1. The information furnished in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

On April 8, 2025, the Company issued a press release regarding the Amendment, which is included as Exhibit 99.2. The information furnished in this Item 7.01 and Exhibit 99.2 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Joint Venture Agreement between HUMBL, Inc. and MultiCortex LLC dated April 3, 2025
10.2	Amendment to Asset Purchase Agreement among HUMBL, Inc., WSCG and WSCG HUMBL SPV effective April 7, 2025
99.1	Press Release regarding JV Agreement dated April 8, 2025
99.2	Press Release regarding Amendment dated April 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, HUMBL has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 9, 2025	HUMBL, Inc.

	By:	/s/ Thiago Moura
Thiago Moura
President and CEO